Exhibit 4.1

SUBSCRIPTION AGREEMENT

TITLE STARTS ONLINE, INC.

Title Starts Online, Inc. (the "Company") has authorized for sale an aggregate of _____ shares of common stock, $0.001 par value common stock (“Common Stock”).  The undersigned hereby subscribes for the Shares (as defined on the signature page attached hereto) of common stock for the Subscription Price (as defined on the signature page attached hereto).

The undersigned agrees to pay the Subscription Price for the Shares being purchased hereunder.  The entire purchase price is due and payable upon the submission of this Subscription Agreement and shall be payable by wire transfer or check.  The Company has the right to reject this subscription in whole or in part.

The undersigned acknowledges that the Shares being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state (the “State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; that absent an exemption from registration contained in the Act and the State Acts, the Shares, would require registration; and that the Company's reliance upon such exemptions is based, in material part, upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the "Subscription Documents").

1.           The undersigned represents, warrants, and agrees as follows:

a.           The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

b.           The undersigned has carefully read the Form 8-K Current Report filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2010 (the "Super 8K"), which is attached hereto as Exhibit A, as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are attached hereto as Exhibit B.  The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering, the Super 8K and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment.  The undersigned understands the Super 8K and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Super 8K and the associated Risk Factors with his counsel or other advisor.  Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Super 8K and the associated Risk Factors.  The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Super 8K and the associated Risk Factors.  The undersigned does not desire to receive any further information.  The undersigned understands that the Company intends to forward split the outstanding shares of common stock at a ratio of 14:1 and to change its name.  The Company intends to take such action during the first quarter of 2010 but cannot confirm or guarantee the timing of such action.

c.           The undersigned is aware that the purchase of the Shares is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment.  The undersigned acknowledges that the proceeds will be utlize to repay a bridge loan in the amount of $60,000, the payment of fees owed to John Carris Investments LLC, the payment of outstanding legal fees and working capital.

d.           The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Shares for investment, or any recommendation or endorsement of the Share.

e.           The undersigned is purchasing the Shares for the undersigned's own account, with the intention of holding the Shares with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.  Unless such resale is registered with the SEC, the undersigned understands that it will be required to resell such Shares under Rule 144 as adopted under the Securities Act of 1933, as amended (“Rule 144”) and, as the Company was a shell company (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended), the undersigned will not be able to avail itself of the Rule 144 exemption until January 5, 2011, if at all.

f.           The undersigned represents that if an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares.  The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

g.           The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely, or to afford a complete loss of his investment in the Shares.

h.           The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Shares will not cause such overall commitment to become excessive.  The undersigned understands that the statutory basis on which the Shares are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Shares for a fixed period or until the occurrence of a certain event.  The undersigned realizes that in the view of the SEC, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available.  The undersigned will not pledge, transfer or assign this Subscription Agreement.

i.           The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.  The undersigned is purchasing the Shares with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Shares for the undersigned's account.  No person other than the undersigned has any beneficial interest in the Shares being purchased hereunder.

j.           The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

l.           The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

m.           The undersigned acknowledges that the certificates for the Shares which the undersigned will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act.  The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

n. The undersigned represents that he is an “accredited investor” as that term is defined under the Act.

o. The undersigned represents that he is not a broker, a broker dealer or an affiliate of a broker dealer.

2.           The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

3.           The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada.  The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

4.           Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5.           The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

6.           This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

7.           The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

8.           This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the undersigned hereby consents to the jurisdiction of the courts of the State of Ohio and the United States District Courts situated therein.

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EXECUTION BY SUBSCRIBER

$_________________________ ($4.70588 per share) (the “Subscription Price”)

Shares_____________________ (determined by dividing the above subscription amount by $4.70588) (the “Shares”)

Exact Name in Which Title is to be Held

(Signature)

Name and Title (if applicable)

Address: Number and Street

City	State	Zip Code

Social Security Number or Tax Identification Number

Accepted this ___ day of _________, 2010 on behalf of Title Starts Online, Inc.

By:
Stephen S. Burns, Chief Executive
Officer, Chief Financial Officer, Treasurer, Secretary and Director